Exhibit 99.1
Triad Guaranty Announces the Retirement of Mark K. Tonnesen;
William Ratliff Assumes Additional Duties as CEO and President
WINSTON-SALEM, N.C.—July 17, 2008—Triad Guaranty Inc. (NASDAQ GS: TGIC) announced today that its President and Chief Executive Officer, Mark K. Tonnesen, will retire from the company on August 15, 2008. William Ratliff, Chairman of Triad’s Board of Directors, will assume these positions on an interim basis, in addition to his current role, effective July 18, 2008.
Following the determination by the company’s Board earlier this year that Triad would ultimately transition its business into run-off, Mr. Tonnesen and the company agreed to revise his employment agreement and announced that Mr. Tonnesen would retire by year-end. Under his revised employment agreement, Mr. Tonnesen will remain a consultant to Triad for two years following his retirement.
On June 19th, Triad announced that as of July 15th its subsidiary, Triad Guaranty Insurance Corporation, would cease issuing commitments for mortgage insurance and transition its business into voluntary run-off. This followed unsuccessful efforts to raise capital and to participate in the formation of a new mortgage insurer.
“My plan was to retire at an appropriate time,” explained Mr. Tonnesen. “Now that the company’s fundamental business and mission have changed, that time is here. And, with Will at the helm, we can rest assured that company values will be maintained and that the Board and management will be completely aligned in terms of the strategy going forward.”
The company also announced that it has begun the process of identifying a successor for Mr. Tonnesen.

Mr. Ratliff, who has been Triad’s Chairman since 1989, said, “The Board and the company wish Mark the very best in his retirement. We appreciate his dedicated service to the company during this most challenging period of economic turmoil. I look forward to working with him in his new capacity, as do the Board and the entire management team at Triad.”
About Triad Guaranty Insurance Corporation
Triad Guaranty Inc.’s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a voluntary run-off of its existing in-force book of business. For more information, please visit the company’s web site at www.triadguaranty.com
Certain of the statements contained in this release are “forward-looking statements” and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including our ability to transition our business into run-off, the possibility of general economic and business conditions that are different than anticipated, legislative, regulatory and other similar developments, changes in interest rates, the housing market, the mortgage industry and the stock market, as well as the factors described under “Risk Factors” and under “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2007 and in future filings by us in other reports and statements that we file with the Securities and Exchange Commission. Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward- looking statements are made.

SOURCE Triad Guaranty Inc.
CONTACT:
William F. Campbell
Campbell Lewis Communications
212.995.8057/917.327.9746 (m)
bill@campbelllewis.com